Exhibit 10.6

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) is made as of this 28th day of September, 2017, between BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation (together with its successors and assigns, “Lender”), and APPLIED OPTOELECTRONICS, INC., a Delaware corporation (“Company”).

Recitals:

Company desires to obtain loans and other financial accommodations from Lender pursuant to that certain Loan Agreement dated the date hereof (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement") by and between Company and Lender.

Lender is willing to make loans and other financial accommodations to Company from time to time pursuant to the terms of the Loan Agreement, provided that, among other things, Company executes this Agreement.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company hereby agrees with Lender as follows:

1.                   Capitalized terms used herein (including those used in the Recitals hereto), unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement. As used herein, the term "Full Payment" shall mean full and final payment of the Obligations (as defined in the Security Agreement) (hereinafter, the "Obligations") and termination of Lender’s financing arrangements with Company; and the term "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Texas.

2.                    To secure the prompt payment and performance of all of the Obligations, Company hereby grants, assigns and pledges to Lender, a continuing security interest in and Lien upon all of the following property of Company, whether now existing or hereafter created or acquired (the "Patent Collateral"):

(a)                the entire right, title and interest of Company in and to the patent applications and patents listed in Exhibit A attached hereto (as the same may be amended from time to time), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof, including, without limitation, the right to sue for past, present and future infringements and rights corresponding thereto throughout the world (all of the foregoing being herein collectively referred to as the "Patents"); and

(b)                all proceeds of the foregoing (such as, by way of example, license royalties and proceeds of infringement suits).

3.                   Company covenants with and warrants to Lender that:

(a)                The Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

(b)                Company is now and shall continue to be the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any Liens;

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(c)                Company has the unqualified right to enter into this Agreement and perform its terms; and

(d)                Company has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents and has made, and will continue to make all appropriate filings with the United States Patent and Trademark Office and any applicable foreign filing offices to maintain the Patents in existence, including, without limitation, filing all necessary documents with the United States Patent and Trademark Office and any applicable foreign filing offices for each Patent to maintain it without loss of protection therefor.

4.                   Until Full Payment of all of the Obligations, Company shall not enter into any license agreement relating to any of the Patents with any Person except non-exclusive licenses to customers, vendors, suppliers, agents or other service providers of Company in the regular and ordinary course of Company's business as presently conducted and for reasonable and customary compensation, and shall not become a party to any agreement with any Person that is inconsistent with Company's obligations under this Agreement.

5.                   If, before Full Payment of all of the Obligations, Company shall obtain rights to any new patentable inventions, or become entitled to the benefit of any patent application or patent for any reissue, division, continuation, renewal, extension or continuation-in-part of any Patent or any improvement on any Patent, the provisions of paragraph 2 shall automatically apply thereto and Company shall give to Lender prompt notice thereof in writing.

6.                   Company irrevocably authorizes and empowers Lender to modify this Agreement by amending Exhibit A to include any future patents and patent applications under paragraph 2 or paragraph 5 hereof.

7.                   Company hereby grants to Lender and its employees the visitation, audit, and inspection rights with respect to Company and the Patent Collateral as set forth in Section DD.06(b) of Schedule DD to the Loan Agreement.

8.                   At any time that an Event of Default exists, Lender shall have, in addition to all other rights and remedies given it by this Agreement and the other Loan Documents, all rights and remedies of a secured party under the UCC and all other rights and remedies under applicable law. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as described in the next sentence, if required by applicable law) or demand whatsoever to Company, each of which Company hereby expressly waives, and without advertisement (except as otherwise provided by applicable law), collect directly any payments due Company in respect of the Patent Collateral, or sell at public or private sale or otherwise realize upon the whole or from time to time any of the Patent Collateral, or any interest that Company may have therein. Company hereby agrees that ten (10) days notice to Company of any public or private sale or other disposition of any of the Patent Collateral shall be reasonable notice; provided, however, that no notice shall be required hereunder if not otherwise required by applicable law. At any such sale or disposition, Lender may, to the extent permitted by applicable law, purchase the whole or any part of the Patent Collateral sold, free from any right of redemption on the part of Company, which right Company hereby waives and releases. After deducting from the proceeds of such sale or other disposition of the Patent Collateral all reasonable costs and expenses incurred by Lender in enforcing its rights hereunder (including, without limitation, all reasonable attorneys' fees), Lender shall apply the remainder of such proceeds to the payment of the Obligations, in such order or manner as may be authorized or required by the Loan Agreement. Any remainder of the proceeds after Full Payment of all of the Obligations shall be paid over to Company. If any deficiency shall arise, Company shall remain liable therefor.

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9.                   Company hereby makes, constitutes and appoints Lender, and any officer or agent of Lender as Lender may reasonably select, as Company's true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default with respect to Company shall exist: to endorse Company's name on all applications, documents, papers and instruments necessary for Lender to continue the maintenance of or to use the Patents, or to grant or issue any exclusive or nonexclusive license under the Patents to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of any Patent Collateral to any other Person. Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable until Full Payment of all of the Obligations, upon which time such power of attorney will automatically terminate (unless sooner terminated by the parties).

10.                 Any and all reasonable fees, costs and expenses, of whatever kind or nature, (including, without limitation, reasonable attorneys' fees and legal expenses) incurred by Lender in connection with the preparation of this Agreement and any other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including, without limitation, all taxes in connection therewith) with the United States Patent and Trademark Office or in other public offices, the payment or discharge of any taxes, counsel fees, maintenance fees or Liens, or otherwise, in protecting, maintaining and preserving any Patent Collateral or in defending or prosecuting any actions or proceedings arising out of or related to any Patent Collateral, shall be borne and paid by Company (it being the intent of Company and Lender that Company shall be responsible for the payment of all sums, fees, costs and expenses, including, without limitation, all maintenance fees payable with respect to the Patents) or, if paid by Lender in its sole discretion, shall be reimbursed by Company to Lender on demand by Lender and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the Default Rate then applicable to the Line of Credit.

11.                 Company shall use its commercially reasonable efforts to detect any infringers of the Patents and shall notify Lender in writing of material infringements detected. Company shall have the duty, through counsel reasonably acceptable to Lender, to prosecute diligently any patent application for a Patent pending as of the date of this Agreement or thereafter until Full Payment of all of the Obligations, to make application on unpatented but patentable inventions (subject to Company's reasonable discretion in the ordinary course of business, or, during the existence of an Event of Default, promptly upon Lender's request), to file and prosecute opposition and cancellation proceedings, to file and prosecute lawsuits to protect each Patent and to do any and all acts that are reasonably deemed necessary or desirable by Lender to preserve and maintain all rights in patent applications for each Patent, unless in any such case Company has determined that such Patent is no longer material to the conduct of its business.. Any expenses incurred in connection with such an application or proceedings shall be borne by Company. Company shall not abandon any pending patent application or Patent, without the prior written consent of Lender, unless Company has determined that such patent application or Patent is no longer material to the conduct of its business.

12.                 Notwithstanding anything to the contrary contained in paragraph 11 hereof, Lender shall have the right, at any time that an Event of Default exists, but shall in no way be obligated, to bring suit in its own name to enforce the Patents and any license hereunder, or to defend any suit or counterclaim in its own name to protect any Patents or license hereunder, in either of which events Company shall at the request of Lender do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Lender in aid of such enforcement or defense and Company shall promptly, upon demand, reimburse and indemnify Lender for all reasonable costs and expenses incurred by Lender in the exercise of its rights under this paragraph 12.

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13.                  If Company fails to comply with any of its obligations hereunder and at the time of such failure or as a result thereof an Event of Default exists, then to the extent permitted by applicable law, Lender may discharge such obligations in Company's name or in Lender's name, in Lender's sole discretion, but at Company's expense, and Company agrees to reimburse Lender in full for all reasonable expenses, including, without limitation, reasonable attorneys' fees, incurred by Lender in prosecuting, defending or maintaining the Patents or Lender's interest therein pursuant to this Agreement.

14.                 No course of dealing between Company and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

15.                 All of Lender's rights and remedies with respect to the Patent Collateral, whether established by this Agreement or any of the other Loan Documents, or by any other agreements or by applicable law, shall be cumulative and may be exercised singularly or concurrently.

16.                 The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable, in whole or in part, in any jurisdiction, the same shall be deemed severed herefrom and shall not in any manner affect such clause or provisions in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

17.                 This Agreement, together with the other Loan Documents, constitutes and expresses the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, whether express or implied, oral or written. This Agreement is subject to modification only by writing signed by the parties, except as provided in paragraph 6 hereof.

18.                  The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Lender and upon the successors and permitted assigns of Company. Company shall not assign its rights or delegate its rights or assign its duties hereunder without the prior written consent of Lender.

19.                 Company hereby waives notice of Lender's acceptance hereof.

20.                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

21.                 To the fullest extent permitted by applicable law, Company and Lender each waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement or the Patent Collateral.

22.                  Upon Full Payment, Lender shall execute and deliver to Company, at Company’s request and at Company’s expense, all releases, termination statements, and other instruments as may be necessary or proper to release or reflect the release of Lender’s security interest in the Patent Collateral, including all documentation necessary to reflect such release in the United States Patent and Trademark Office.

[Remainder of page intentionally left blank; signatures appear on following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first written above.

APPLIED OPTOELECTRONICS, INC.
(“Company”)

By: /s/ Stefan Murry
Name: Stefan Murry
Title: Chief Financial Officer

Accepted:

BRANCH BANKING AND TRUST
COMPANY
(“Lender”)

By: /s/ Brannon E. Fitch
Name: Brannon E. Fitch
Title: SVP

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EXHIBIT A

Patents

Patent Name	Registration/Application Number	Registration/Application Date
Aligning and directly optically coupling photodetectors to optical demultiplexer outputs in a multichannel receiver optical subassembly	9,703,054	July 11, 2017
Wavelength-selectable laser device providing spatially-selectable wavelength(S)	9,698,567	July 4, 2017
Multi-channel transmitter optical subassembly (TOSA) with an optical coupling receptacle providing an off-center fiber	9,696,503	July 4, 2017
System, method and fixture for performing both optical power and wavelength measurements of light emitted from a laser diode	9,685,757	June 20, 2017
Techniques for reducing ingress of foreign matter into an optical subassembly	9,684,141	June 20, 2017
Pluggable optical transceiver module	9,671,582	June 6, 2017
Coaxial transmitter optical subassembly (TOSA) with cuboid type to laser package and optical transceiver including same	9,614,620	April 4, 2017
Test fixture with thermoelectric cooler and spring-operated holding pin	9,606,145	March 28, 2017
Pluggable optical transceiver module	9,523,826	December 20, 2016

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Aligning and directly optically coupling photodetectors to optical demultiplexer outputs in a multichannel receiver optical subassembly	9,509,433	November 29, 2016
Laser array mux assembly with external reflector for providing a selected wavelength or multiplexed wavelengths	9,502,858	November 22, 2016
Extended cavity fabry-perot laser assembly capable of high speed optical modulation with narrow mode spacing and WDM optical system including same	9,479,280	October 25, 2016
Multi-channel optical transceiver module including thermal arrayed waveguide grating multiplexer and athermal arrayed waveguide grating demultiplexer	9,479,259	October 25, 2016
Monitoring a multiplexed laser array in an optical communication system	9,455,782	September 27, 2016
Optical coupling element and optical module having the same	9,448,372	September 20, 2016
Multi-channel optical transceiver module including dual fiber type direct link adapter for optically coupling optical subassemblies in the transceiver module	9,448,367	September 20, 2016
Optical networking unit (ONU) packaging	9,432,122	August 30, 2016
Scribe etch process for semiconductor laser chip manufacturing	9,356,422	May 31, 2016
Semiconductor laser diode with integrated heating region	9,343,870	May 17, 2016
Optically matched laser array coupling assembly for coupling laser array to arrayed waveguide grating	9,341,774	May 17, 2016

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Thermally isolated multi-channel transmitter optical subassembly and optical transceiver module including same	9,306,671	April 5, 2016
Laser transceiver with improved bit error rate	9,236,949	January 12, 2016
Thermally shielded multi-channel transmitter optical subassembly and optical transceiver module including same	9,236,945	January 12, 2016
Method and system for alignment of photodetector array to optical demultiplexer outputs	9,225,428	December 29, 2015
Filtered laser array assembly with external optical modulation and WDM optical system including same	9,214,790	December 15, 2015
Reducing cross-modulation in multichannel modulated optical systems	9,191,111	November 17, 2015
Multi-channel optical transceiver module including dual fiber type direct link adapter for optically coupling optical subassemblies in the transceiver module	9,170,383	October 27, 2015
External cavity laser array system and WDM optical system including same	9,160,455	October 13, 2015
Heated laser package with increased efficiency for optical transmitter systems	9,083,468	July 14, 2015
Compact multi-channel optical transceiver module	9,039,303	May 26, 2015
Wavelength-selectable laser device and apparatus and system including same	9,002,214	April 7, 2015

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Temperature controlled multi-channel transmitter optical subassembly and optical transceiver module including same	8,995,484	March 31, 2015
Receptacle diplexer	8,899,846	December 2, 2014
Distortion compensation circuit including tunable phase path	8,891,974	November 18, 2014
Temperature controlled multi-channel transmitter optical subassembly and optical transceiver module including same	8,831,433	September 9, 2014
Laser mux assembly for providing a selected wavelength	8,818,208	August 26, 2014
Optical transceiver including optical fiber coupling assembly to increase usable channel wavelengths	8,805,191	August 12, 2014
Laser package including semiconductor laser and memory device for storing laser parameters	8,787,772	July 22, 2014
Distortion compensation circuit including one or more phase invertible distortion paths	8,718,489	May 6, 2014
System and method for distortion compensation including configureable delay	8,670,675	March 11, 2014
Optical transceiver that maintains a bend diameter of an internal optical fiber and method of assembling same	8,655,183	February 18, 2014
System and method for distortion compensation in response to frequency detection	8,606,116	December 10, 2013
Network timing	8,406,631	March 26, 2013

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Systems and methods for reducing clipping in multichannel modulated optical systems	8,358,937	January 22, 2013
Reducing cross-modulation in multichannel modulated optical systems	8,320,773	November 27, 2012
Systems and methods for reducing clipping in multichannel modulated optical systems	8,165,475	April 24, 2012
Reducing cross modulation in multichannel modulated optical systems with anti-clipping	8,165,474	April 24, 2012
Quad-port optical module with pass-through and add/drop configuration	8,126,329	February 28, 2012
Distortion compensation circuit and method based on orders of time dependent series of distortion signal	8,121,493	February 21, 2012
Gain-coupled distributed feedback semiconductor laser including first-order and second-order gratings	8,121,170	February 21, 2012
Fixture for securing optoelectronic packages for wire and/or component bonding	8,091,876	January 10, 2012
Thermoelectric cooler controller	8,079,222	December 20, 2011
Distortion compensation circuit including one or more phase invertible distortion paths	8,073,340	December 6, 2011
Photosensor operating point	8,055,138	November 8, 2011
Position finding system and method for use in aligning laser device with an optical fiber	8,045,164	October 25, 2011

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Clipping correction system and method for correcting clipped signals in a receiver	7,978,985	July 12, 2011
Predistortion circuit including distortion generator diodes with adjustable diode bias	7,925,170	April 12, 2011
Pluggable form factor release mechanism	7,766,686	August 3, 2010
Distributed feedback semiconductor laser including wavelength monitoring section	7,627,012	December 1, 2009
Complex-coupled distributed feedback semiconductor laser	7,583,719	September 1, 2009
Laser drive circuit and method providing high limit clipping corresponding to low limit clipping in a laser	7,573,923	August 11, 2009
Distributed feedback laser with improved optical field uniformity and mode stability	7,542,503	June 2, 2009
Coaxial optoelectronic device separation apparatus and method	7,519,260	April 14, 2009
Modular laser package system	7,478,955	January 20, 2009
System and method for securing optoelectronic packages for mounting components at a mounting angle	7,468,286	December 23, 2008
Method and apparatus for coupling a laser to a fiber in a two-lens laser system	7,226,218	June 5, 2007
Method for fabricating a VCSEL with ion-implanted current-confinement structure	7,026,178	April 11, 2006
Assembly with tapered, threaded ferrule housing for improved alignment of fiber with laser	7,010,013	March 7, 2006

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Method and apparatus for reducing specular reflections in semiconductor lasers	7,010,012	March 7, 2006
Optically-pumped multiple-quantum well active region with improved distribution of optical pumping power	6,859,481	February 22, 2005
VCSEL with antiguide current confinement layer	6,795,478	September 21, 2004
Multiple reflectivity band reflector	6,788,466	September 7, 2004
VCSEL with heat-spreading layer	6,782,019	August 24, 2004
VCSEL assembly with edge-receiving optical devices	6,765,948	July 20, 2004
Multiple reflectivity band reflector with non-uniform profile and laser system employing same for laser wavelength monitoring	6,765,939	July 20, 2004
Laser having multiple reflectivity band reflector	6,763,053	July 13, 2004
Method and system employing multiple reflectivity band reflector for laser wavelength monitoring	6,763,046	July 13, 2004
Alternative substrates for epitaxial growth	6,746,777	June 8, 2004
Housing for passively aligning an optical fiber with a lens	6,736,550	May 18, 2004
Planar lightwave circuit for conditioning tunable laser output	6,735,224	May 11, 2004
Modified distributed bragg reflector (DBR) for vertical cavity surface-emitting laser (VCSEL) resonant wavelength tuning sensitivity control	6,724,796	April 20, 2004

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Tunable vertical-cavity surface-emitting laser with tuning junction	6,697,413	February 24, 2004
Patterned phase shift layers for wavelength-selectable vertical cavity surface-emitting laser (VCSEL) arrays	6,696,307	February 24, 2004
Optical fiber with mirror for semiconductor laser	6,669,367	December 30, 2003
Method and apparatus for demounting workpieces from adhesive film	6,652,707	November 25, 2003
Method for fabricating single-mode DBR laser with improved yield	6,638,773	October 28, 2003
Overlapping wavelength-tunable vertical cavity surface-emitting laser (VCSEL) arrays	6,636,544	October 21, 2003
Vertical-cavity surface-emitting laser with metal mirror and method of fabrication of same	6,611,543	August 26, 2003
Single-mode DBR laser with improved phase-shift section	6,608,855	August 19, 2003
Double heterostructure photodiode with graded minority-carrier blocking structures	6,603,184	August 5, 2003
Method and apparatus for polarizing light in a VCSEL	6,560,265	May 6, 2003
Spatially coherent surface-emitting, grating coupled quantum cascade laser with unstable resonance cavity	6,560,259	May 6, 2003
Vertical-cavity surface-emitting laser with bottom dielectric distributed bragg reflector	6,549,556	April 15, 2003

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Multispectral radiation detectors using strain-compensating superlattices	6,455,908	6,455,908 September 24, 2002
Compliant universal substrates for optoelectronic and electronic devices	6,406,795	June 18, 2002
Tunable fiber fabry-perot surface-emitting lasers	6,263,002	June 17, 2001
Modular laser package system and associated methods	7,290,943	November 6, 2007
Tunable laser with multiple in-line section	13/916,652	June 13, 2013
Monitoring nad controlling temperature across a laser array in a transmitter optical subassembly (TOSA) package	14/295,459	June 4, 2014
Tunable laser with multiple in-line section including sampled gratings	14/551,353	November 24, 2014
Two-section semiconductor laser with modulation-independent grating section to reduce chirp	14/590,456	January 6, 2015
Tunable laser including parallel lasing cavities with a common output	14/661,772	March 18, 2015
Multichannel receiver optical subassembly with improved sensitivity	14/665,639	March 23, 2015
Multi-channel transmitter optical subassembly (TOSA) with opposing placement of transistor outline (TO) can laser packages	14/837,993	August 27, 2015
Receiver optical subassembly (ROSA) housing with sidewall receptacle to provide electrical isolation between an adjacent transmitter optical subassembly (TOSA) in a transceiver housing	14/838,017	August 27, 2015

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Optical filter sub-assembly cartridge for use in a receiver optical subassembly (ROSA) housing	14/974,492	December 18, 2015
Optical transceiver assembly including thermal dual arrayed waveguide grating	14/983,773	December 30, 2015
Techniques for reducing the footprint of a multi-channel transmitter optical subassembly (TOSA) within an optical transceiver housing	15/204,174	July 7, 2016
Optical component assembly having a keyed structure for ensuring proper insertion orientation within an optical subassembly	15/241,979	August 19, 2016

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